Exhibit 10.30

Name:	[●]
Number of Shares of Stock subject to the Stock Option:	[●]
Exercise Price Per Share:	$[●]
Date of Grant:	[●]
Vesting Commencement Date	[●]

MERSANA THERAPEUTICS, INC.
2022 INDUCEMENT STOCK INCENTIVE PLAN
NON-STATUTORY STOCK OPTION AGREEMENT
This agreement (this “Agreement”) evidences a stock option granted by the Company to the individual named above (the “Optionee”), pursuant to and subject to the terms of the Mersana Therapeutics, Inc. 2022 Inducement Stock Incentive Plan (as from time to time amended and in effect, the “Plan”).
1.Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. The following terms have the following meanings:
(a)“Beneficiary”: In the event of the Optionee’s death, the beneficiary named in the written designation (in a form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to the Optionee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Optionee’s estate. An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in a form acceptable to the Administrator.
(b)“Option Holder”: The Optionee or, if at the relevant time the Stock Option has passed to a Beneficiary, the Beneficiary.
2.Grant of Stock Option. In consideration of the employment services to be rendered to the Company by the Optionee and as an inducement material for the Optionee to enter into employment with the Company, the Company grants to the Optionee on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, pursuant to and subject to the terms set forth in this Agreement and in the Plan, up to the number of shares of Stock set forth above (the “Shares”), with an exercise price per Share as set forth above, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.
The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that does not qualify as an incentive stock option under Section 422 of the Code) and is granted to the Optionee pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4), as an inducement that is material to the Optionee’s entering into employment with the Company.
3.Vesting; Method of Exercise; Cessation of Service.
(a)Vesting. The term “vest” as used herein with respect to the Stock Option or any portion thereof means to become exercisable and the term “vested” as applied to any outstanding Stock Option means that the Stock Option is then exercisable, subject, in each case, to the terms of the Plan. [Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest as to 25% of the Shares underlying such Stock Option upon the first anniversary of the Vesting Commencement Date, and as to 6.25% of the Shares underlying such Stock Option on the last day of each three month period thereafter, in each case, with the number of Shares that vest on any such date being rounded down to the nearest whole share and the Stock Option becoming vested as to 100% of the Shares on the fourth anniversary of the Vesting Commencement Date]1, subject, in each case, to the Optionee remaining in continuous Service from the date of this Agreement through such vesting date.
(b)Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Option Holder (or in such other form as is acceptable to the Administrator). Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full of the exercise price as provided in the Plan. The latest date on which the Stock Option or any portion thereof may be exercised is the 10th anniversary of the Date of Grant (the “Final Exercise Date”) and, if not exercised by such date, the Stock Option or any remaining portion thereof will thereupon immediately terminate.
(c)Cessation of Service. If the Optionee’s Service ceases, except as expressly provided for in an employment or other individual agreement between the Optionee and the Company or its Affiliate, the Stock Option, to the extent not already vested, will be immediately forfeited, and any vested portion of the Stock Option that is then outstanding will be treated as provided in the Plan.
4.Forfeiture; Recovery of Compensation.
(a)The Stock Option, and the proceeds from the exercise or disposition of the Stock Option or the Shares, will be subject to forfeiture and disgorgement to the Company, with interest and related earnings, if at any time the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan.
(b)By accepting, or being deemed to have accepted, the Stock Option, the Optionee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Stock Option, under the Stock Option, including the right to any Stock acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(4) of the Plan (including any successor provision). Nothing in the preceding sentence may be construed as limiting the general application of Section 8 of this Agreement.
5.Nontransferability. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(2) of the Plan.
6.Withholding. The exercise of the Stock Option will give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld. No Shares will be issued pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes. The Optionee authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee, but nothing in this sentence may be construed as relieving the Optionee of any liability for satisfying his or her obligation under the preceding provisions of this Section.
7.Effect on Service. Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to
1 Vesting to be specified based on terms of grant.

terminate the Optionee’s Service at any time, or affect any right of the Optionee to terminate his or her Service at any time.
8.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished or made available to the Optionee. By accepting, or being deemed to have accepted, all or any part of the Stock Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
9.Acknowledgements. The Optionee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, or, alternatively, may be acknowledged electronically in the Company’s designated electronic equity management system, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.
[Signature page follows.]

The Company, by its duly authorized officer, and the Optionee have executed this Agreement as of the Date of Grant.

MERSANA THERAPEUTICS, INC.
By:
Name:
Title:

Agreed and Accepted:
By
[Optionee’s Name]

Signature page to Non-Statutory Stock Option Agreement